Exhibit 10.1

AMENDMENT NO. 1

TO

CHIEF EXECUTIVE OFFICER STOCKHOLDERS AGREEMENT

March 17, 2005

WHEREAS, Samsonite Corporation (the “Company”) has previously entered into the Chief Executive Officer Stockholders Agreement (the “Agreement”), dated as of March 2, 2004, by and among the Company, ACOF Management, L.P., Bain Capital (Europe) LLC, Ontario Teachers’ Pension Plan Board, (v) Marcello Bottoli, (vi) Stonebridge Development Limited and (vii) The Bottoli Trust (now known as “The Carry Trust”, said Carry Trust deemed to be the “CEO Trust”).  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement;

WHEREAS, the Agreement currently provides, among other things, that “New Executive Securities” shall be subject to the terms thereof, which term is defined to include Common Stock acquired by the CEO, the CEO Trust or the CEO Purchase Vehicle pursuant to the grant or exercise of Company stock options or the conversion of New Preferred Shares;

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined to amend and restate the Company’s FY 1999 Stock Option and Incentive Award Plan, as amended, in order, among other things, to provide for the grant of awards other than stock options, which awards may be, in whole or in part, in the form of, exercised for or settled in shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders that any shares of Common Stock acquired through the grant, exercise or settlement of Common Stock-based awards other than stock options should also be subject to the Agreement; and

WHEREAS, pursuant to the April 7, 2004 consent action of the Executive Committee of the Board certain individuals (the “Authorized Officers”) are authorized to approve, prepare and execute changes to the Agreement;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.                                       The sixth recital of the Agreement is amended in its entirety to read as follows:

WHEREAS, the CEO, the CEO Trust or the CEO Purchase Vehicle may also (i) receive stock options or other awards from the Company from time to time that may be in the form of, exercised for, or settled in, shares of common stock of the Company and (ii) acquire common stock of the Company as a result of the conversion of New Preferred Shares (in each case, such shares of common stock of the Company, the “New Common Stock”), and the New Common Stock together with the New Preferred Shares held by the CEO Purchase Vehicle and its respective Permitted Transferees (collectively, the “New Executive Securities”) shall be subject to the terms of this Agreement; and

2.                                       The definition of “Original Cost” under Section 10 of the Agreement shall be amended in its entirety to read as follows:

“Original Cost” shall mean the price paid by the CEO, the CEO Trust or the CEO Purchase Vehicle for such New Executive Securities; provided that the price paid for New Common Stock acquired pursuant to the grant, exercise or settlement of Company awards described under clause (i) of the sixth recital of this Agreement shall be the price, if any, set forth in the agreement evidencing such award.

Except as modified herein, the Agreement shall remain in full force and effect.  This Amendment No. 1 to the Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.  This Agreement may be executed by telefacsimile signature and a telefacsimile signature shall constitute an original signature for all purposes.

IN WITNESS WHEREOF, the authorized representatives of the undersigned entities set forth below, and the individual set forth below, have set their respective hands as of the date first set forth hereabove.

Samsonite Corporation		ACOF Management, L.P.

By:	/s/ Richard H. Wiley	By:	/s/ Eric Beckman
Name:	Richard H. Wiley	Name:	Eric Beckman
Title:	Chief Financial Officer	Title:

Bain Capital (Europe) LLC		Ontario Teachers’ Pension Plan Board
By Bain Capital Investors, LLC, its Manager

By:	/s/ Melissa Wong Bethell	By:	/s/ Lee Sienna
Name:	Melissa Wong Bethell	Name:	Lee Sienna
Title:		Title:	Vice President, Private Capital

Baring Trustees (Guernsey) Limited As		Stonebridge Development Limited
Trustee of The Carry Trust

By:	/s/ Charlotte Wilson /s/ Stefania Melia	By:	/s/ Stefania Tomasini
Name:	Charlotte Wilson and Stefania Melia	Name:	Stefania Tomasini
Title:	Authorised Signatories	Title:	Sole Director

		/s/	Marcello Bottoli
Marcello Bottoli

(signature page to Amendment No. 1 to Chief Executive Officer Stockholders Agreement)